                                                                  Exhibit 99

[ANHEUSER BUSCH logo]                                             News




For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

               ANHEUSER-BUSCH COS. REPORTS IMPROVED SALES AND
             EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR 2004
             --------------------------------------------------

    REPORTED EARNINGS PER SHARE INCREASES 11.7 PERCENT FOR THE FULL YEAR

         EARNINGS PER SHARE EXCLUDING ONE-TIME ITEMS INCREASES 10.1
                          PERCENT FOR THE FULL YEAR

         ST. LOUIS, February 2, 2005 - Anheuser-Busch Cos., Inc. achieved increased sales and earnings for the fourth quarter and full year 2004, it was announced today by Patrick Stokes, president and chief executive officer of the company. Consolidated net sales increased 4.7 percent in the fourth quarter, while reported earnings per share increased 16.7 percent. Net sales and reported earnings per share increased 5.6 percent and 11.7 percent, respectively, for the full year. All major business segments contributed to the sales and profit growth for the year.

         Earnings per share for 2004 benefited from certain one-time items --- a $.015 per share gain in the first quarter from the sale of commodity hedges; a $.018 per share gain in the fourth-quarter on sale of the company's equity investment in Compania Cervecerias Unidas S.A. (CCU); and a fourth-quarter deferred income tax benefit of $.012 per share related to the company's Modelo investment due to a reduction in Mexican corporate income tax rates. None of these one-time items impacts sales, gross profit or operating income. Excluding these items, earnings per share for the full year and fourth quarter increased 10.1 percent(1.) and 8.3 percent(1.) vs. 2003, respectively.

         As a result of the continuing favorable pricing environment, domestic beer revenue per barrel(2.) increased 2.3 percent in the fourth quarter and grew 2.5 percent for the full year 2004 vs. the same periods in 2003.

                                   -more-


Fourth Quarter Earnings
Anheuser-Busch
Add One


         Consistent with the company's practice of implementing moderate annual price increases in two phases, Anheuser-Busch completed the first stage of its pricing plan for 2005 in October 2004. The success of these pricing actions is reflected in the company's fourth quarter revenue per barrel results. As planned, the second phase of the 2005 pricing initiatives is being implemented this week. As in the past, the revenue enhancement initiatives have been tailored to specific markets, brands and packages.

         Gross profit margin declined 110 basis points in the fourth quarter 2004, to 34.2 percent, while operating margin decreased 10 basis points to
13.9 percent. For the full year 2004, gross margin was down 40 basis points, to 39.9 percent and operating margin was down 10 basis points vs. 2003, to
22.5 percent. The declines in margins are primarily due to the impact of higher sales and higher costs from the company's commodity-based can manufacturing and aluminum recycling operations. Domestic beer gross profit margin decreased 30 basis points for the fourth quarter and increased 20 basis points in the full year.

BEER SALES RESULTS
------------------

         The company's reported beer volume is summarized in the following table:

----------------------------------------------------------------------------------------------------------------------
                                     Reported Beer Volume (millions of barrels)
---------------------------------------------------------------------------------------------------------------------
                                                 Fourth Quarter                     Full Year Ended December 31
                                     ----------------------------------------  --------------------------------------
                                                           vs. 2003                                 vs. 2003
                                                  ---------------------------               -------------------------
                                        2004        Barrels           %           2004        Barrels         %
                                     -----------  ------------  -------------  -----------  -----------  ------------
Domestic                                    22.9        Dn 0.3        Dn 1.5%        103.0       Up 0.4       Up 0.4%
International                                4.7        Up 2.5      Up 120.5%         13.8       Up 5.4      Up 64.8%
                                     -----------  ------------  -------------  -----------  -----------  ------------
    Worldwide Brands                        27.6        Up 2.2        Up 8.8%        116.8       Up 5.8       Up 5.3%
Int'l Equity Partner Brands                  4.6       Dn 0.01        Dn 0.2%         19.3       Up 0.5       Up 2.7%
                                     -----------  ------------  -------------  -----------  -----------  ------------
    Total Brands                            32.2        Up 2.2        Up 7.4%        136.1       Up 6.3       Up 4.9%
                                     ===========  ============  =============  ===========  ===========  ============
----------------------------------------------------------------------------------------------------------------------

         The increase in domestic beer sales-to-wholesalers for the year is due primarily to continued growth of the Michelob ULTRA and Bud Light brands.


Fourth Quarter Earnings
Anheuser-Busch
Add Two


         Wholesaler sales-to-retailers were down 3.2 percent in the fourth quarter and declined 0.3 percent for the full year vs. 2003 levels. Both sales-to-retailers and sales-to-wholesalers were adversely impacted during the year by abnormally wet weather in many key markets, especially during the key summer selling season. This was coupled with the general slowdown in consumer spending during the year, particularly among lower income consumers.

         The company's domestic market share (excluding exports) for the full year 2004 was 49.6 percent, compared to 2003 market share of 49.7 percent. Domestic market share is based on estimated U.S. beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

         International beer volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract-brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 120.5 percent for the fourth quarter and 64.8 percent for full year 2004. International beer volume includes 2.5 million barrels in the fourth quarter and 5.2 million barrels for the full year related to Harbin, which the company acquired in the third quarter. Excluding Harbin, international beer volume grew 2.7 percent in the fourth quarter and 3.2 percent for the full year. These increases are primarily due to higher sales volume in China, Canada and the United Kingdom.

         Worldwide Anheuser-Busch beer sales volume for the fourth quarter and full year 2004 rose 8.8 percent and 5.3 percent, to 27.6 million and
116.8 million barrels, respectively, vs. 2003. Worldwide Anheuser-Busch beer brand volume is comprised of domestic volume and international volume.



Fourth Quarter Earnings
Anheuser-Busch
Add Three


         International equity partner brands volume, representing the company's share of its foreign equity partners' volume reported on a one-month lag, decreased 0.2 percent for the fourth quarter due to the sale of CCU and increased 2.7 percent for the full year 2004 vs. 2003. Total brands volume increased 7.4 percent and 4.9 percent for the fourth quarter and full year, respectively, vs. comparable 2003 periods.

         "Anheuser-Busch has achieved another year of solid growth in earnings per share and we expect earnings per share growth in the 6 percent to 9 percent (3.) range for 2005 compared with 2004, excluding the one-time items in 2004 and including the impact of expensing stock options in 2005 and 2004," said Stokes. Anheuser-Busch will begin expensing stock options when it adopts FAS 123R, "Share-Based Payment," expected in the first quarter 2005, and will retrospectively apply the standard to all prior periods. "We continue to target double-digit earnings per share growth over the longer-term," said Stokes.

FOURTH QUARTER 2004 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the fourth quarter 2004 vs. 2003 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                 ($ in millions, except per share)
                                               ----------------------------------------------------------------------
                                                         Fourth Quarter                      2004 vs. 2003
                                               ----------------------------------  ----------------------------------
                                                     2004              2003               $                 %
                                               ----------------  ----------------  ----------------  ----------------
Gross Sales                                              $3,880            $3,720           Up $160           Up 4.3%
Net Sales                                                $3,367            $3,215           Up $152           Up 4.7%
Income Before Income Taxes                                 $370              $355            Up $15           Up 4.4%
Equity Income                                              $105               $77            Up $28          Up 36.0%
Net Income                                                 $332              $294            Up $38          Up 13.0%
Diluted Earnings Per Share                                 $.42              $.36           Up $.06          Up 16.7%
----------------------------------------------------------------------------------------------------------------------




Fourth Quarter Earnings
Anheuser-Busch
Add Four


     A discussion of financial highlights for the fourth quarter 2004 follows:

o Net sales increased 4.7 percent compared with the fourth quarter 2003, due to increased domestic beer segment net sales (higher revenue per barrel partially offset by reduced volume), higher international beer sales and increased sales from the company's commodity-based can manufacturing and aluminum recycling operations.

o Income before income taxes for the fourth quarter increased 4.4 percent vs. 2003, primarily reflecting improved results for international beer. Pretax income for the fourth quarter 2004 includes the $13.4 million gain on the sale of CCU, which is reported in the international beer segment.

     Pretax income for the domestic beer segment was down 1.9 percent for the quarter, primarily reflecting lower volume and higher costs, partially offset by higher revenue per barrel due to the favorable pricing environment.

     International beer segment pretax income improved $25 million or 169 percent in the fourth quarter vs. 2003, primarily due to profit growth in China, Canada and the United Kingdom and a $13.4 million gain on the sale of the company's CCU investment. Excluding the CCU gain, pretax income increased 80 percent(4.).

     Packaging segment pretax profits were up 7 percent in the fourth quarter 2004 compared with prior year, due to improved results from the label manufacturing and aluminum recycling operations.




Fourth Quarter Earnings
Anheuser-Busch
Add Five


     Entertainment segment pretax results declined $6 million compared with the fourth quarter 2003, primarily due to higher operating costs.

o Equity income was up 36 percent in the fourth quarter 2004 vs. 2003, reflecting the benefit of price and volume growth from Grupo Modelo, plus the one-time $18 million deferred income tax benefit due to the reduction in Mexican tax rates. Excluding the deferred income tax benefit, equity income increased 13 percent (5.). The tax rate benefit is partially offset by $8 million of higher U.S. deferred income taxes in the consolidated tax provision.

o Net income increased 13 percent compared with fourth quarter 2003. Diluted earnings per share were $.42, an increase of 16.7 percent compared with 2003. Earnings per share excluding the gain on sale of CCU and the Mexican tax rate benefit increased 8.3 percent. Earnings per share continue to benefit from the company's ongoing share repurchase program.

FULL YEAR 2004 FINANCIAL RESULTS
--------------------------------

         Key operating results for the full year 2004 vs. 2003 are summarized below:


----------------------------------------------------------------------------------------------------------------------
                                                                 ($ in millions, except per share)
                                               ----------------------------------------------------------------------
                                                           Full Year                         2004 vs. 2003
                                               ----------------------------------  ----------------------------------
                                                     2004              2003               $                 %
                                               ----------------  ----------------  ----------------  ----------------
Gross Sales                                             $17,160           $16,320           Up $840           Up 5.1%
Net Sales                                               $14,934           $14,147           Up $787           Up 5.6%
Income Before Income Taxes                               $2,999            $2,824           Up $175           Up 6.2%
Equity Income                                              $404              $345            Up $59          Up 17.2%
Net Income                                               $2,240            $2,076           Up $164           Up 7.9%
Diluted Earnings Per Share                                $2.77             $2.48           Up $.29          Up 11.7%
----------------------------------------------------------------------------------------------------------------------



Fourth Quarter Earnings
Anheuser-Busch
Add Six


     A discussion of financial highlights for the full year 2004 follows:

o Net sales increased 5.6 percent compared with the full year 2003, driven primarily by a 3 percent increase in domestic beer segment net sales (due to higher revenue per barrel and higher volume) along with increased sales for the international beer, packaging and entertainment operating segments.

o Income before income taxes increased 6.2 percent vs. the full year 2003, reflecting improved results for all of the company's operating segments.

     Income before income taxes for the full year 2004 includes a $19.5 million pretax gain from the first quarter sale of commodity hedges and the $13.4 million pretax gain on the sale of CCU in the fourth quarter. The commodity hedges were originally placed using estimates for costs to be contained in the renewal of a supply contract. During the first quarter, the company lowered its cost estimates resulting in significant hedge ineffectiveness in compliance with FAS 133. Due to the hedge ineffectiveness, the company sold the hedges and realized the $19.5 million pretax gain, which is included as a corporate item for business segment reporting purposes.

     Pretax income for the domestic beer segment was up 5 percent for the full year, reflecting higher revenue per barrel and higher beer sales volume.

     International beer segment pretax income improved 44 percent for the full year vs. 2003, primarily due to volume and profit growth in China, Canada and the United Kingdom, the impact of Harbin in the second half of the year and the fourth quarter gain on the sale of CCU. Excluding the gain on sale of CCU, pretax income increased 29 percent (4.).



Fourth Quarter Earnings
Anheuser-Busch
Add Seven


     Packaging segment pretax profits were up 5 percent for the full year 2004 vs. 2003. This increase is primarily due to higher soft drink can volume and pricing and improved results from the company's aluminum recycling operation.

     Entertainment segment pretax income increased 6 percent compared with the full year 2003, primarily due to higher admissions pricing and increased in-park spending. Full year 2004 entertainment results include the impact of the series of hurricanes in Florida during the third quarter.

o Equity income increased $59 million, or 17 percent, for the full year 2004 vs. 2003, reflecting the benefit of price increases implemented by Grupo Modelo, volume growth and the $18 million one-time benefit from the reduction in Mexican tax rates. The benefit is partially offset by increased U.S. deferred income taxes in the consolidated tax provision. Results in 2003 included a $5.5 million after-tax gain representing Anheuser-Busch's equity share of CCU earnings from the sale of a brewery in Croatia. Excluding this gain and the Mexican tax rate benefit in 2004, equity income for the full year 2004 increased 14 percent(5.) vs. 2003.

o Net income increased 7.9 percent over the full year 2003. Diluted earnings per share were $2.77, an increase of 11.7 percent, compared with the prior year. Earnings per share excluding the gain on commodity hedges, the gain on the sale of CCU and the Mexican tax rate benefit increased 10.1 percent. The company repurchased over 6 million common shares in the fourth quarter 2004 and over 33 million through the full year 2004.



Fourth Quarter Earnings
Anheuser-Busch
Add Eight


Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss earnings results for the fourth quarter and full year 2004 at 3:00 p.m. Central Time today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.


                                    # # #

Notes
-----
($ in millions, except per share)

(1.) Reconciliation of 2004 Reported Results to Results Excluding One-Time Items
     ---------------------------------------------------------------------------

                                                                      Full Year 2004
                                    -----------------------------------------------------------------------------------
                                      Income
                                      Before       Provision
                                      Income       for Income      Equity         Net                Earnings
                                      Taxes          Taxes         Income        Income              Per Share
                                    ----------    -----------     --------    -----------    --------------------------
                                                                                              3 Decimal      2 Decimal
                                                                                                Places         Places
                                                                                             -----------    -----------
     Reported                        $2,999.4      $(1,163.2)      $404.1       $2,240.3         $2.771          $2.77
                                                                                                            ===========
     Commodity hedge gain               (19.5)           7.4           --          (12.1)         (.015)
     Gain on sale of CCU                (13.4)          (1.3)          --          (14.7)         (.018)
     Deferred income tax benefit
        due to Mexican income tax
        rate reduction                     --            8.0        (18.0)         (10.0)         (.012)
                                    ----------    -----------     --------    -----------    -----------
     Excluding One-Time Items        $2,966.5      $(1,149.1)      $386.1       $2,203.5         $2.725          $2.73
                                    ==========    ===========     ========    ===========    ===========    ===========
     % Increase vs. 2003                                                            6.1%                         10.1%
                                                                              ===========                   ===========


                                                             Fourth Quarter 2004
                                    -----------------------------------------------------------------------
                                      Income
                                      Before        Provision
                                      Income       for Income      Equity         Net           Earnings
                                       Taxes          Taxes        Income        Income         Per Share
                                    ----------    ------------   ---------    -----------    --------------
     Reported                          $370.4         $(142.9)     $105.0         $332.5              $.42
     Gain on sale of CCU                (13.4)           (1.3)         --          (14.7)            (.018)
     Deferred income tax benefit
        due to Mexican income tax
        rate reduction                     --             8.0       (18.0)         (10.0)            (.013)
                                    ----------    ------------   ---------    -----------    --------------
     Excluding One-Time Items          $357.0         $(136.2)      $87.0         $307.8              $.39
                                    ==========    ============   =========    ===========    ==============
     % Increase vs. 2003                                                            4.6%              8.3%
                                                                              ===========    ==============




Fourth Quarter Earnings
Anheuser-Busch
Add Nine


(2.) Domestic Revenue per Barrel
     ---------------------------
     Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

(3.) Reconciliation of Projected 2005 Earnings per Share Growth
     ----------------------------------------------------------


                                                           Earnings Per Share                Increase
                                                      -----------------------------       ----------------
                                                        Projected 2005        2004
                                                      -----------------    --------
     Excluding 2004 One-Time Items (see Note 1)                              $2.73
     Adoption of FAS 123R                                                     (.15)
                                                                           --------
     Basis for Comparison                               $2.74 to $2.81       $2.58               6% to 9%
                                                      =================    ========       ================

(4.) Reconciliation of 2004 International Beer Pretax Income Growth
     --------------------------------------------------------------

                                          Fourth Quarter                                 Full Year
                               --------------------------------------        ----------------------------------
                                  2004         2003            Incr.           2004        2003          Incr.
                               ---------     --------        --------        --------    -------       --------
     Reported                     $40.4         $15.0           169%         $130.9       $90.8            44%
                                                             ========                                  ========
     Gain on sale of CCU          (13.4)         --                           (13.4)       --
                               ---------     --------                        --------    -------
     Excluding CCU Gain           $27.0         $15.0            80%         $117.5       $90.8            29%
                               =========     ========        ========        ========    =======       ========

(5.) Reconciliation of 2004 Equity Income Growth
     -------------------------------------------

                                                Fourth Quarter                               Full Year
                                      -----------------------------------        -----------------------------------
                                        2004        2003           Incr.           2004        2003           Incr.
                                      --------    --------        -------        --------    --------       --------
     Reported                          $105.0       $77.2          36.0%          $404.1      $344.9          17.2%
                                                                  =======                                   ========
     Deferred income tax benefit
        due to Mexican income tax
        rate reduction                  (18.0)         --                          (18.0)         --
     Gain on CCU brewery sale              --          --                             --        (5.5)
                                      --------    --------                       --------    --------
     Excluding One-Time Items           $87.0       $77.2          12.7%          $386.1      $339.4          13.8%
                                      ========    ========        =======        ========    ========       ========


         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.




                        ------------------------------------------------------------------------------
                                               ANHEUSER-BUSCH COMPANIES, INC.
                                          CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                                       FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31
                                               (IN MILLIONS, EXCEPT PER SHARE)
                        ------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                    Fourth Quarter                     Year-to-Date
                                                          --------------------------------------------------------------------
                                                                 2004             2003             2004              2003
                                                              ----------       ----------       ----------        ----------
Gross Sales                                                    $3,880.4         $3,720.2        $17,160.2         $16,320.2

     Excise Taxes                                                (513.3)          (504.8)        (2,226.0)         (2,173.5)
                                                              ----------       ----------       ----------        ----------

Net Sales                                                       3,367.1          3,215.4         14,934.2          14,146.7

     Cost of Sales                                             (2,216.7)        (2,080.7)        (8,982.5)         (8,449.1)

     Marketing, Distribution and
       Administrative Expenses                                   (681.6)          (685.4)        (2,590.7)         (2,498.3)
                                                              ----------       ----------       ----------        ----------

Operating Income                                                  468.8            449.3          3,361.0           3,199.3

     Interest Expense                                            (112.1)          (101.8)          (426.9)           (401.5)

     Interest Capitalized                                           6.2              6.7             21.9              24.4

     Interest Income                                                1.3              1.1              4.7               1.7

     Other Income/(Expense), Net                                    6.2             (0.7)            38.7               0.4
                                                              ----------       ----------       ----------        ----------

Income Before Income Taxes                                        370.4            354.6          2,999.4           2,824.3

     Provision for Income Taxes                                  (142.9)          (137.6)        (1,163.2)         (1,093.3)

Equity Income, Net of Tax                                         105.0             77.2            404.1             344.9
                                                              ---------        ---------        ---------         ---------

Net Income                                                       $332.5           $294.2         $2,240.3          $2,075.9
                                                              ==========       ==========       ==========        ==========

Basic Earnings Per Share                                            $.42             $.36            $2.80             $2.51
                                                              ==========       ==========       ==========        ==========

Diluted Earnings Per Share                                          $.42             $.36            $2.77             $2.48
                                                              ==========       ==========       ==========        ==========

-------------------------------------------------------------------------------------------------------------------------------

Capital Expenditures                                             $363.1           $273.5         $1,089.6            $993.0
                                                              ==========       ==========       ==========        ==========

Depreciation and Amortization                                    $240.7           $227.3           $932.7            $877.2
                                                              ==========       ==========       ==========        ==========

Weighted Average Shares:

     Basic                                                        786.9            813.3            798.9             826.2
                                                              ==========       ==========       ==========        ==========

     Diluted                                                      795.0            823.7            808.5             837.0
                                                              ==========       ==========       ==========        ==========
-------------------------------------------------------------------------------------------------------------------------------

                                     10

                                               --------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                          BUSINESS SEGMENTS
                                                  FOURTH QUARTER ENDED DECEMBER 31
                                                            (IN MILLIONS)
                                               --------------------------------------

                    ------------------------------------------------------------------------------------------------------------
                         Domestic                                                                      Corporate &
                           Beer        Int'l Beer        Packaging     Entertain.          Other          Elims.       Consol.
--------------------------------------------------------------------------------------------------------------------------------

2004

Gross Sales              $2,998.3           299.9            518.0          162.1           22.3          (120.2)      $3,880.4

Net Sales:
- Intersegment                ---             ---           $192.0            ---            1.0          (193.0)         $ ---
- External               $2,549.3           235.6            326.0          162.1           21.3            72.8       $3,367.1

Income Before
  Income Taxes             $531.9            40.4             25.7          (11.0)           1.3          (217.9)        $370.4

Equity Income                 ---          $105.0              ---            ---            ---             ---         $105.0

Net Income                 $329.7           130.1             15.9           (6.8)           0.8          (137.2)        $332.5
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

2003

Gross Sales              $2,978.1           213.5            464.8          161.8           21.1          (119.1)      $3,720.2

Net Sales:
- Intersegment                ---             ---           $190.4            ---            1.0          (191.4)         $ ---
- External               $2,520.9           165.9            274.4          161.8           20.1            72.3       $3,215.4

Income Before
  Income Taxes             $542.4            15.0             24.0           (4.6)         (11.8)         (210.4)        $354.6

Equity Income                 ---           $77.2              ---            ---            ---             ---          $77.2

Net Income                 $336.3            86.5             14.9           (2.9)          (7.3)         (133.3)        $294.2
--------------------------------------------------------------------------------------------------------------------------------

                                     11

                                               --------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                        BUSINESS SEGMENTS
                                                    FULL YEAR ENDED DECEMBER 31
                                                           (IN MILLIONS)
                                               --------------------------------------

                    ------------------------------------------------------------------------------------------------------------
                         Domestic                                                                      Corporate &
                           Beer        Int'l Beer        Packaging     Entertain.          Other          Elims.       Consol.
--------------------------------------------------------------------------------------------------------------------------------

2004

Gross Sales              $13,371.6         1,015.1          2,276.8         989.3           75.4          (568.0)     $17,160.2

Net Sales:

- Intersegment                 ---             ---           $880.1           ---            4.0          (884.1)         $ ---
- External               $11,350.8           809.9          1,396.7         989.3           71.4           316.1      $14,934.2

Income Before
  Income Taxes            $3,279.4           130.9            163.9         172.7           (2.0)         (745.5)      $2,999.4

Equity Income                  ---          $404.1              ---           ---            ---             ---         $404.1

Net Income                $2,033.2           485.3            101.6         107.1           (1.2)         (485.7)      $2,240.3
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

2003

Gross Sales              $12,997.5           797.0          2,093.6         923.9           74.4          (566.2)     $16,320.2

Net Sales:

- Intersegment                 ---             ---           $869.2           ---            4.3          (873.5)         $ ---
- External               $10,984.4           636.6          1,224.4         923.9           70.1           307.3      $14,146.7

Income Before
  Income Taxes            $3,118.7            90.8            155.5         162.8          (12.0)         (691.5)      $2,824.3

Equity Income                  ---          $344.9              ---           ---            ---             ---         $344.9

Net Income                $1,933.6           401.2             96.4         100.9           (7.4)         (448.8)      $2,075.9
--------------------------------------------------------------------------------------------------------------------------------

                                     12



                                    --------------------------------------
                                        ANHEUSER-BUSCH COMPANIES, INC.
                                    CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                               (IN MILLIONS)
                                    --------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                           December 31,             December 31,
                                                                               2004                     2003
                                                                           ------------             ------------
Assets
Current Assets:
     Cash                                                                     $228.1                    $191.1
     Accounts receivable                                                       696.1                     669.4
     Inventories:
         Raw materials and supplies                                            405.0                     320.3
         Work in progress                                                       80.0                      81.9
         Finished goods                                                        205.3                     185.3
           Total inventories                                                   690.3                     587.5
     Other current assets                                                      203.9                     182.3
                                                                          ------------              ------------
     Total current assets                                                    1,818.4                   1,630.3
Investments in affiliated companies                                          3,150.2                   3,052.0
Plant and equipment, net                                                     8,847.4                   8,498.9
Intangible assets, including goodwill of $984.1
   million and $349.0 million, respectively                                  1,191.9                     486.6
Other assets                                                                 1,165.5                   1,021.7
                                                                          ------------              ------------
         Total Assets                                                      $16,173.4                 $14,689.5
                                                                          ============              ============


Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                                       $1,194.8                  $1,093.7
     Accrued salaries, wages and benefits                                      291.4                     288.9
     Accrued taxes                                                             152.9                     163.1
     Accrued interest                                                          125.2                     110.4
     Other current liabilities                                                 204.7                     201.1
                                                                          ------------              ------------
     Total current liabilities                                               1,969.0                   1,857.2
                                                                          ------------              ------------
Postretirement benefits                                                        454.2                     470.4
                                                                          ------------              ------------
Debt                                                                         8,278.6                   7,285.4
                                                                          ------------              ------------
Deferred income taxes                                                        1,727.2                   1,462.1
                                                                          ------------              ------------
Other long-term liabilities                                                  1,076.3                     902.7
                                                                          ------------              ------------
Shareholders Equity:
     Common stock                                                            1,463.0                   1,457.9
     Capital in excess of par value                                          1,425.3                   1,194.0
     Retained earnings                                                      15,407.2                  13,935.4
     Treasury stock, at cost                                               (14,638.5)                (12,939.0)
     Accumulated non-owner changes in equity                                  (988.9)                   (890.3)
     ESOP debt guarantee                                                        --                       (46.3)
                                                                          ------------              ------------
     Total Shareholders Equity                                               2,668.1                   2,711.7
                                                                          ------------              ------------
Commitments and contingencies                                                   --                        --
                                                                          ------------              ------------
         Total Liabilities and Shareholders Equity                         $16,173.4                 $14,689.5
                                                                          ============              ============

-----------------------------------------------------------------------------------------------------------------

                                     13

                             ----------------------------------------------------
                                        ANHEUSER-BUSCH COMPANIES, INC.
                               CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                 (IN MILLIONS)
                             ----------------------------------------------------




------------------------------------------------------------------------------------------------------------------------

                                                                                      Year Ended December 31,
                                                                               ---------------------------------------
                                                                                   2004                       2003
                                                                               ------------               ------------
  Cash flow from operating activities:
       Net Income                                                                $2,240.3                   $2,075.9
       Adjustments to reconcile net income to cash provided by
         operating activities:
           Depreciation and amortization                                            932.7                      877.2
           Deferred income taxes                                                    187.1                      129.5
           Gain on sale of CCU investment                                           (13.4)                      --
           Undistributed earnings of affiliated companies                          (225.1)                    (175.7)
           Other, net                                                                 0.3                       31.4
                                                                               ------------               ------------
       Operating cash flow before change in working capital                       3,121.9                    2,938.3
           (Increase)/Decrease in working capital                                  (181.6)                      32.6
                                                                               ------------               ------------
       Cash provided by operating activities                                      2,940.3                    2,970.9
                                                                               ------------               ------------

  Cash flow from investing activities:
       Capital expenditures                                                      (1,089.6)                    (993.0)
       Acquisitions                                                                (727.9)                    (156.9)
       Proceeds from sale of CCU investment                                         302.5                       --
                                                                               ------------               ------------
       Cash used for investing activities                                        (1,515.0)                  (1,149.9)
                                                                               ------------               ------------

  Cash flow from financing activities:
       Increase in long-term debt                                                 1,443.8                    1,389.0
       Decrease in long-term debt                                                  (510.6)                    (652.1)
       Dividends paid to shareholders                                              (742.8)                    (685.4)
       Acquisition of treasury stock                                             (1,699.5)                  (1,958.9)
       Issuance of shares under stock plans                                         120.8                       88.6
                                                                               ------------               ------------
       Cash used for financing activities                                        (1,388.3)                  (1,818.8)
                                                                               ------------               ------------
  Net increase in cash during the period                                             37.0                        2.2
  Cash, beginning of period                                                         191.1                      188.9
                                                                               ------------               ------------
  Cash, end of period                                                              $228.1                     $191.1
                                                                               ============               ============
---------------------------------------------------------------------------------------------------------------------------

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